UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: November 8, 2017

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL		33634
(Address of principal executive offices)		(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 8, 2017, Oragenics, Inc. (the “Company”) completed a private placement of $3.3 million of Series B Non-Voting, Convertible Preferred Stock (the “Series B Convertible Preferred Stock”) pursuant to a Securities Purchase Agreement with four existing shareholders who are accredited investors including an entity affiliated with a director of the Company (the “Series B Preferred Stock Financing”). Concurrently with the Series B Preferred Stock Financing, the Company also entered into a Debt Conversion Agreement (the “Intrexon Debt Conversion Agreement”) with Intrexon Corporation (“Intrexon”) pursuant to which Intrexon exchanged the $2.4 million unsecured non-convertible promissory note previously issued by the Company to Intrexon (the “Intrexon Note”), the accrued interest on the Intrexon Note and trade payables owed by the Company (collectively the “Debt”) in the aggregate amount of approximately $3.4 million for equity in the form of shares of Series C, Non-Voting, Non-Convertible Preferred Stock (the “Series C Non-Convertible Preferred Stock”) issued by the Company to Intrexon.

On November 8, 2017 the Company and Intrexon also amended (i) the Lantibiotic Exclusive Channel Collaboration Agreement (the “Lantibiotic ECC Amendment”) and the related Stock Issuance Agreement (the “Lantibiotic Stock Issuance Agreement Amendment”); and (ii) the Oral Mucositis Exclusive Channel Collaboration Agreement (the “OM ECC Amendment”) and the related Stock Issuance Agreement (the “OM Stock Issuance Agreement Amendment”) (collectively, the “ECC Amendments”) (the ECC Amendments together with the Debt Conversion and Series B Preferred Stock Financing are referred to herein as the “Transactions”).

The Series B Preferred Stock Financing

In the Series B Preferred Stock Financing, the Company issued an aggregate of 6,600,000 shares of Series B Convertible Preferred Stock at a purchase price of $0.50 per share which are convertible into 13,200,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), based on a conversion of one share of Series B Convertible Preferred Stock into two shares of Common Stock. The purchase price per share of the Series B Convertible Preferred Stock is represented by $0.25 per share of the Common Stock on an as converted basis. In addition, the Company issued to the investors in the private placement accompanying common stock purchase warrants to purchase an aggregate of 10,645,161 shares of Common Stock (the “Warrants”). The Warrants have a term of seven years from the date of issuance are non-exercisable until six (6) months after issuance, and have an exercise price of $0.31 per share. A copy of the form of Common Stock Purchase Warrant is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

The Securities Purchase Agreement includes customary representations, warranties and covenants. A copy of the Securities Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

The convertibility of Series B Convertible Preferred Stock into shares of Common Stock and the exercisability of the Warrants into shares of Common Stock are subject to shareholder approval as required under NYSE American LLC rules which shareholder approval will be obtained by written consent and its effectiveness is subject to the completion of the 20 day period after the filing of a definitive Information Statement on Schedule 14C. The Company has entered into voting agreements with the Koski Family Limited Partnership and Intrexon, holders of a majority of our outstanding common stock, pursuant to which they have agreed to vote all of their shares of common stock for approval. Proceeds from the Series B Preferred Stock Financing (including the exercise of any warrants for cash) will be used for general corporate purposes, including working capital.

In connection with the issuance and sale of the Series B Convertible Preferred Stock and Warrants, the Company granted certain demand registration rights and piggyback registration rights with respect to the shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock and exercise of the Warrants, pursuant to an Amended and Restated Registration Rights Agreement. The Amended and Restated Registration Rights Agreement amended by the previous registration rights agreement entered into in connection with the Company’s Series A Preferred financing in May 2017.

A copy of the forms of Voting Agreement and Registration Rights Agreement are attached hereto as Exhibits 9.1 and 10.2, respectively and are incorporated by reference herein.

The Intrexon Debt Conversion into Series C Non-Convertible Stock and ECC Amendments

Simultaneously with the Series B Preferred Stock Financing, Intrexon exchanged the Debt for equity in the form of 100 shares of Series C, Non-Voting, Non-Convertible Preferred Stock issued by the Company to Intrexon pursuant to the Debt Conversion Agreement which 100 shares have a stated value equal to the amount of the Debt.

The Intrexon Debt Conversion Agreement includes customary representations, warranties and covenants. A copy of the Intrexon Debt Conversion Agreement is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

Simultaneously with the Intrexon Debt Conversion Agreement, the Company and Intrexon amended the Lantibiotic ECC, the Lantibiotic Stock Issuance Agreement, the OM ECC, and the OM Stock Issuance Agreement. The ECC Amendment for our Oral Mucositis product candidate, AG013, provides for a single milestone payment within six months after receiving Food and Drug Administration (the “FDA”) approval of $27,500,000 and revised the field in which the Company has exclusive rights to its Oral Mucositis product candidate for the treatment of Oral Mucositis to clarify the Company has an exclusive for the treatment of Oral Mucositis in humans regardless of etiology. The ECC Amendment for our Lantibiotic product candidate provides for a single milestone payment within six months after FDA approval of $25,000,000. Each ECC was modified to reduce the sublicense revenue percentage it would have had to pay from 50% to 25%. The Lantibiotic ECC royalty rate was also revised from 25% of Positive Product Profit to 10% of Net Sales. A copy of the Lantibiotic ECC Amendment, the Lantibiotic Stock Issuance Agreement Amendment, the OM ECC Amendment and the OM Stock Issuance Agreement Amendment are attached hereto as Exhibit 10.6, 10.8, 10.11 and 10.14, respectively and are incorporated by reference herein.

The foregoing descriptions of the material terms of the Transactions set forth above is qualified in its entirety by reference to the documents attached hereto as Exhibits 3.1, 4.1, 9.1, 10.1, 10.2, 10.3, 10.6, 10.8, 10.11 and 10.14 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02	Amendment to Material Agreement.

The information in 1.01 of this current report with respect to the ECC Amendments is incorporated herein by reference. The Company’s Amendment to amend and restate its Series A Preferred Stock is qualified in its entirety by reference to the document attached hereto as Exhibits 3.2. The Information in 5.03 of the current report with respect to the Series A Preferred is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the Series B Preferred Stock Financing and conversion of the Intrexon Debt into Series C Non-Convertible Preferred Stock described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated into this Item 3.02 by reference, on November 8, 2017 under the Securities Act and in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended (the “Securities Act”) and corresponding provisions of state securities laws. The Series B Convertible Non-Voting, Preferred Stock, the Series C Non-Voting, Non-Convertible Preferred Stock, the Warrants and the Common Stock issuable upon the conversion of the Series B Convertible Preferred Stock and the exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

Item 3.03.	Material Modification to Rights of Security Holders.

See Item 5.03 herein for a discussion of the terms of the Series B Convertible Preferred Stock and Series C Non-Convertible Preferred Stock and Registration Rights Agreement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed an Amendment to its Amended and Restated Articles of Incorporation containing the Certificates of Designation and Rights of Series B Convertible Preferred Stock and Series C Non-Convertible Preferred Stock with the Secretary of State of the State of Florida, to be effective November 8, 2017. The number of shares of Preferred Stock designated as Series B Convertible Preferred Stock is 6,600,000 and the number of shares of Preferred Stock designated as Series C Non-Convertible Preferred Stock is 1000, of which 100 shares are initially being issued. The Company also filed an Amendment to amend and restate the prior Certificate of Designation and Rights of Series A Convertible Preferred Stock as a result of adding clarification language with respect to limitations on conversion. The Amendment was filed with the Secretary of State of the State of Florida, to be effective November 8, 2017, and is attached hereto as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

Series C Non-Voting, Non-Convertible, Preferred Stock Dividends.

From and after the Date of Issuance, each issued and outstanding share of Series C Non-Voting, Non-Convertible, Preferred Stock shall entitle the holder of record thereof to receive dividends thereon at the annual rate of twelve percent (12%) (the “Initial Rate”) of its Stated Value (as defined in Section 4(B)), payable by issuing additional shares of Series C Non-Voting, Non-Convertible, Preferred Stock within thirty days after the end of each calendar year pro-rata for partial years. The Initial Rate shall be subject to increase to twenty percent (20%) automatically after May 10, 2019.

Voting Rights.

Except as otherwise provided herein or as otherwise required by law, the Series B Convertible Preferred Stock and Series C Non-Convertible Preferred Stock shall have no voting rights.

Series B Convertible Preferred Stock

However, as long as any shares of Series B Convertible Preferred Stock are outstanding, the Company shall not, without the affirmative consent or vote of the holders of a majority of the then outstanding shares of the Series B Convertible Preferred Stock, (a) amend, alter, repeal, restate or supplement (in each case, whether by reclassification, merger, consolidation, reorganization or otherwise) the Certificate of Designation in any manner that would adversely affect the holders of the Series B Convertible Preferred Stock, (b) authorize or agree to authorize any increase in the number of shares of Series B Convertible Preferred Stock or issue any additional shares of Series B Convertible Preferred Stock, (c) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Company which would adversely affect any right, preference, privilege or voting power of the Series B Convertible Preferred Stock or the holders thereof or (d) agree to take any of the foregoing actions. Notwithstanding the foregoing, no approval or consent is required to increase the number of shares of Series C Non-Convertible Preferred Stock for the purpose of paying the PIK dividends thereon.

Series C Non-Convertible Preferred Stock

However, as long as any shares of Series C Non-Convertible Preferred Stock are outstanding, the Company shall not, without the affirmative consent or vote of the holders of a majority of the then outstanding shares of the Series C Non-Convertible Preferred Stock, (a) amend, alter, repeal, restate or supplement (in each case, whether by reclassification, merger, consolidation, reorganization or otherwise) the Certificate of Designation in any manner that would adversely affect the holders of the Series C Non-Convertible Preferred Stock, (b) authorize or agree to authorize any increase in the number of shares of Series C Non-Convertible Preferred Stock or issue any additional shares of Series C Non-Convertible Preferred Stock, (c) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Company which would adversely affect any right, preference, privilege or voting power of the Series C Non-Convertible Preferred Stock or the holders thereof or (d) agree to take any of the foregoing actions.

Liquidation.

Series B Convertible Preferred Stock

Upon liquidation, dissolution or winding up of the Company (any such event, a “Liquidation”), whether voluntary or involuntary, each holder of shares of Series B Convertible Preferred Stock shall be entitled to receive, after payment to the Series C Non-Convertible Preferred Stock as provided in the Certificate of Designation of Series C Non-Convertible Preferred Stock, but on par with Series A Convertible Preferred Stock and in preference to the holders of Common Stock, an amount of cash equal to the greater of (i) the product of the number of shares of Series B

Convertible Preferred Stock then held by such holder, multiplied by the Series B Original Issue Price; and (ii) the amount that would be payable to such holder in the Liquidation in respect of Common Stock issuable upon conversion of such shares of Series B Convertible Preferred Stock if all outstanding shares of Series B Convertible Preferred Stock were converted into Common Stock immediately prior to the Liquidation.

Series C Non-Convertible Preferred Stock

Upon Liquidation of the Company, whether voluntary or involuntary, each holder of shares of Series C Non-Convertible Preferred Stock shall be entitled to receive, in preference to the holders of Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and to all other equity securities issued by the Company from time to time (the “Junior Securities”), an amount of cash equal to the product of the number of shares of Series C Non-Convertible Preferred Stock then held by such holder, multiplied by the Stated Value per share of Series C Non-Convertible Preferred Stock plus any accrued but unpaid dividends (the “Series C Liquidation Amount”) and no distributions or payments shall be made in respect of any Junior Securities unless all Series C Liquidation Amounts, if any, are first paid in full. The “Stated Value” shall mean $33,847.9874 per share.

Series B Convertible Preferred Stock Conversion Rights.

Each share of Series B Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time (except only after shareholder approval if the Company’s common stock is listed on the NYSE MKT and such approval is required under NYSE listing rules) and from time to time thereafter, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the Series B Conversion Price (as defined below) in effect at the time of conversion and then multiplying such product by two (2) and surrendering the Series B Convertible Preferred Stock to be converted. The “Series B Original Issue Price” shall mean $0.50 per share. The “Series B Conversion Price” with respect to shares of Series B Convertible Preferred Stock will initially be equal to the Series B Original Issue Price (as defined above), subject to adjustment as described in the Certificate of Designation.

The foregoing description of the Series B Convertible Preferred Stock and Series C Non-Convertible Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Amendment to Amended and Restated Articles of Incorporation containing the Certificates of Designation and Rights of Series B Convertible Preferred Stock and Series C Non-Convertible Preferred Stock, which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events

On November 9, 2017, the Company issued the press release attached hereto as Exhibit 99.1 regarding the Transactions described herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amendment to Amended and Restated Articles of Incorporation containing Certificates of Designation and Rights of Series B Convertible Preferred Stock and Series C Non-Convertible Preferred Stock

3.2	Amendment to Amended and Restated Articles of Incorporation containing Amended and Restated Certificate of Designation and Rights of Series A Convertible Preferred Stock

4.1	Form of Common Stock Purchase Warrant

9.1	Voting Agreement dated November 8, 2017.

10.1	Securities Purchase Agreement dated November 8, 2017.

10.2	Registration Rights Agreement dated November 8, 2017.

10.3	Debt Conversion Agreement-Intrexon dated November 8, 2017.

10.4	Exclusive Channel Collaboration Agreement by and between Oragenics, Inc. and Intrexon Corporation dated as of June 5, 2012.* (1)

10.5	Amendment No. 1 to the Exclusive Channel Collaboration Agreement between Oragenics, Inc. and Intrexon Corporation dated July 21, 2016. (2)

10.6	Amendment No. 2 to the Exclusive Channel Collaboration Agreement between Oragenics, Inc. and Intrexon Corporation dated November 8, 2017.

10.7	Stock Issuance Agreement by and between Oragenics, Inc. and Intrexon Corporation dated as of June 5, 2012. (1)

10.8	Amendment to Stock Issuance Agreement between Oragenics, Inc. and Intrexon Corporation dated November 8, 2017.

10.9	Exclusive Channel Collaboration Agreement by and between Oragenics, Inc. and Intrexon Corporation dated as of June 9, 2015.* (3)

10.10	Amendment No. 1 to the Exclusive Channel Collaboration Agreement between Oragenics, Inc. and Intrexon Corporation dated May 10, 2017. (4)

10.11	Amendment No. 2 to the Exclusive Channel Collaboration Agreement between Oragenics, Inc. and Intrexon Corporation dated November 8, 2017

10.12	Stock Purchase and Issuance Agreement by and between Oragenics, Inc. and Intrexon Corporation dated as of June 9, 2015.* (3)

10.13	Amendment to Stock Issuance Agreement between Oragenics, Inc. and Intrexon Corporation dated May 10, 2017. (4)

10.14	Second Amendment to Stock Issuance Agreement between Oragenics, Inc. and Intrexon Corporation dated November 8, 2017.

99.1	Press Release dated November 9, 2017.

*	Confidential treatment has been granted as to certain portions of this exhibit pursuant to Rule 406 of the Securities Act of 1933, as amended, or Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
(1)	Incorporated by reference to Form 8-K filed on June 11, 2012.
(2)	Incorporated by reference to Form 10-Q filed on August 15, 2016.
(3)	Incorporated by reference to Form 8-K filed on June 11, 2015.
(4)	Incorporated by reference to Form 8-K filed on May 11, 2017.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 9th day of November 2017.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan Chief Financial Officer